Exhibit 4.1

COMMON STOCK

Incorporated under the laws of the State of Maryland	ECC CAPITAL CORPORATION	CUSIP: 26826M 10 8 SEE REVERSE FOR CERTAIN DEFINITIONS AND IMPORTANT NOTICE OF TRANSFER RESTRICTIONS AND OTHER INFORMATION
NUMBER __________

THIS CERTIFIES THAT

************

is the record holder of     ***********

FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK, PAR VALUE $0.001 PER SHARE, OF

ECC CAPITAL CORPORATION (the “Corporation”), transferable on the books of the Corporation by the holder hereof, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar. This Certificate and the shares represented hereby are issued and shall be subject to all of the provisions of the Charter and Bylaws of the Corporation and any amendment thereto.

Witness the seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

___________________________________________

Chairman

___________________________________________

Secretary

Countersigned and Registered The Bank of New York Transfer Agent and Registrar

By:
Authorized Signature

IMPORTANT NOTICE

CLASSES OF CAPITAL STOCK

THE CORPORATION IS AUTHORIZED TO ISSUE TWO CLASSES OF CAPITAL STOCK WHICH ARE DESIGNATED AS COMMON STOCK AND PREFERRED STOCK. THE PREFERRED STOCK MAY BE ISSUED IN ONE OR MORE SERIES OR CLASSES. THE BOARD OF DIRECTORS IS AUTHORIZED TO DETERMINE THE PREFERENCES, LIMITATIONS AND RELATIVE RIGHTS OF EACH SERIES OR CLASS OF PREFERRED STOCK BEFORE THE ISSUANCE OF ANY SUCH SERIES OR CLASS OF PREFERRED STOCK. THE CORPORATION WILL FURNISH, WITHOUT CHARGE, TO ANY SHAREHOLDER MAKING A REQUEST THEREFOR, A COPY OF THE CORPORATION’S CHARTER AND A FULL STATEMENT OF THE INFORMATION REQUIRED BY SECTION 2-211(b) OF THE CORPORATIONS AND ASSOCIATIONS ARTICLE OF THE ANNOTATED CODE OF MARYLAND WITH RESPECT TO THE DESIGNATIONS AND ANY PREFERENCES, CONVERSION AND OTHER RIGHTS, VOTING POWERS, RESTRICTIONS, LIMITATIONS AS TO DIVIDENDS AND OTHER DISTRIBUTIONS, QUALIFICATIONS AND TERMS AND CONDITIONS OF REDEMPTION OF THE STOCK OF EACH CLASS WHICH THE CORPORATION HAS THE AUTHORITY TO ISSUE AND, SINCE THE CORPORATION IS AUTHORIZED TO ISSUE PREFERRED STOCK IN SERIES OR CLASSES, (i) THE DIFFERENCES IN THE RELATIVE RIGHTS AND PREFERENCES BETWEEN THE SHARES OF EACH SERIES OR CLASS TO THE EXTENT SET, AND (ii) THE AUTHORITY OF THE BOARD OF DIRECTORS TO SET SUCH RIGHTS AND PREFERENCES OF SUBSEQUENT SERIES OR CLASSES. REQUEST FOR SUCH WRITTEN STATEMENT MUST BE DIRECTED TO THE SECRETARY OF THE CORPORATION AT ITS PRINCIPAL OFFICE. THE FOREGOING SUMMARY DOES NOT PURPORT TO BE COMPLETE AND IS SUBJECT TO AND QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE CHARTER OF THE CORPORATION.

RESTRICTION ON OWNERSHIP AND TRANSFER

THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON BENEFICIAL AND CONSTRUCTIVE OWNERSHIP AND TRANSFER FOR THE PURPOSE OF THE CORPORATION’S MAINTENANCE OF ITS STATUS AS A REAL ESTATE INVESTMENT TRUST (“REIT”) UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”). SUBJECT TO CERTAIN FURTHER RESTRICTIONS AND EXCEPT AS EXPRESSLY PROVIDED IN THE CORPORATION’S CHARTER, (I) NO PERSON, OTHER THAN AN EXCEPTED HOLDER, MAY BENEFICIALLY OR CONSTRUCTIVELY OWN SHARES OF CAPITAL STOCK OF THE CORPORATION IN EXCESS OF 5.6% OF THE VALUE OF THE TOTAL OUTSTANDING SHARES OF CAPITAL STOCK OF THE CORPORATION AND NO PERSON, OTHER THAN AN EXCEPTED HOLDER, MAY BENEFICIALLY OR CONSTRUCTIVELY OWN SHARES OF THE CORPORATION’S COMMON STOCK IN EXCESS OF 5.6% (BY VALUE OR BY NUMBER OF SHARES, WHICHEVER IS MORE RESTRICTIVE) OF THE OUTSTANDING COMMON STOCK OF THE CORPORATION; (II) NO PERSON MAY BENEFICIALLY OR CONSTRUCTIVELY OWN SHARES OF CAPITAL STOCK THAT WOULD RESULT IN THE CORPORATION BEING “CLOSELY HELD” UNDER SECTION 856(H) OF THE CODE OR OTHERWISE CAUSE THE CORPORATION TO FAIL TO QUALIFY AS A REIT; (III) NO PERSON MAY TRANSFER SHARES OF CAPITAL STOCK IF SUCH TRANSFER WOULD RESULT IN THE CAPITAL STOCK OF THE CORPORATION BEING OWNED BY FEWER THAN 100 PERSONS; AND (IV) NO DISQUALIFIED ORGANIZATION, OTHER THAN AN EXCEPTED DISQUALIFIED ORGANIZATION, MAY BENEFICIALLY OWN ANY SHARES OF CAPITAL STOCK, AND NO PERSON SHALL TRANSFER SHARES OF CAPITAL STOCK TO THE EXTENT THAT SUCH TRANSFER WOULD RESULT IN SHARES OF CAPITAL STOCK BEING BENEFICIALLY OWNED BY A DISQUALIFIED ORGANIZATION. ANY PERSON WHO BENEFICIALLY OR CONSTRUCTIVELY OWNS OR ATTEMPTS TO BENEFICIALLY OR CONSTRUCTIVELY OWN SHARES OF CAPITAL STOCK IN VIOLATION OF THE ABOVE LIMITATIONS MUST IMMEDIATELY NOTIFY THE CORPORATION. IF ANY OF THE RESTRICTIONS ON TRANSFER OR OWNERSHIP SET FORTH IN (I), (II) OR (IV) IS VIOLATED, THE SHARES OF COMMON STOCK REPRESENTED HEREBY WILL BE AUTOMATICALLY TRANSFERRED TO THE TRUSTEE OF A TRUST FOR THE BENEFIT OF ONE OR MORE CHARITABLE BENEFICIARIES, AND ANY TRANSFER THAT WOULD RESULT IN THE CAPITAL STOCK OF THE CORPORATION BEING OWNED BY FEWER THAN 100 PERSONS SHALL BE VOID AB INITIO. IN ADDITION, THE CORPORATION MAY REDEEM SHARES UPON THE TERMS AND CONDITIONS SPECIFIED BY THE BOARD OF DIRECTORS IN ITS SOLE DISCRETION IF THE BOARD OF DIRECTORS DETERMINES THAT OWNERSHIP OR A TRANSFER OR OTHER EVENT MAY VIOLATE THE RESTRICTIONS DESCRIBED ABOVE. FURTHERMORE, UPON THE OCCURRENCE OF CERTAIN EVENTS, ATTEMPTED TRANSFERS IN VIOLATION OF THE RESTRICTIONS DESCRIBED ABOVE MAY BE VOID AB INITIO. ALL TERMS IN THIS LEGEND THAT ARE DEFINED IN THE CHARTER OF THE CORPORATION SHALL HAVE THE MEANINGS ASCRIBED TO THEM IN THE CHARTER OF THE CORPORATION, AS THE SAME MAY BE AMENDED FROM TIME TO TIME, A COPY OF WHICH, INCLUDING THE RESTRICTIONS ON TRANSFER AND OWNERSHIP, WILL BE FURNISHED TO EACH HOLDER OF SHARES OF COMMON STOCK ON REQUEST AND WITHOUT CHARGE. REQUESTS FOR SUCH A COPY MAY BE DIRECTED TO THE SECRETARY OF THE CORPORATION AT ITS PRINCIPAL OFFICE.

KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN, OR DESTROYED THE CORPORATION WILL REQUIRE A BOND OF INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	-	as tenants in common	UNIF GIFT MIN ACT	-	Custodian
TEN ENT	-	as tenants by the entireties			(Cust) (Minor)
JT TEN	-	as joint tenants with right of survivorship and not as tenants in common			under Uniform Gifts to Minors
Act
(State)

Additional abbreviations may also be used though not in the above list.

			UNIF TRF MIN ACT	-	(Custodian (until age )
(Cust)

under Uniform Transfers
(Minor)

to Minors Act
(State)

For value received,                                                                                                hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

                                                                                                                                                                                                                  shares of the Common Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint                      Attorney to transfer the said stock on the books of the within named Company with full power of substitution in the premises.

DATED

X
X
NOTICE:	THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER.

Signature(s) Guaranteed:

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCK BROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.